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                           Fourth Amendment to Lease

                                                                   Exhibit 10.41

    Reference is made to a Lease dated July 10, 1985 by and between Simon D. Young as Trustee of Sandpy Realty Trust under a declaration of Trust dated January 2, 1985, recorded with Bristol County North District Registry of deeds in Book 2700, Page 276, as Lessor ( hereinafter referred to as "Lessor") and SC Corporation, a Delaware corporation, doing business as SC Direct Incorporated, and the successor to Wigs By Paula, Inc., a Massachusetts corporation as Lessee (hereinafter referred to as "Lessee"), pertaining to premises on Bristol Drive, Easton, Massachusetts more fully described therein, as amended by First Amendment to Lease dated March 15, 1986, and as further amended by Second Amendment to Lease dated March 1, 1989, and Third Amendment to Lease dated October 22, 1993, (said Lease as amended being hereinafter referred to as the "Lease").

    For good and valuable consideration, Lessor and Lessee hereby further amend the Lease as follows:

    1. The effective date of the Fourth Amendment to Lease (the "Effective Date") as between Landlord and Tenant, shall be the date hereof.

    2. Paragraph 3 of the Lease entitled "Term is hereby deleted and the following substituted therefor:

       a) The initial term of this Lease (the "Initial Term") commenced on April 15, 1986 (the "Commencement Date") and shall expire on March 31, 2001, subject to Lessee's option to extend the Term of the Lease as set forth below and subject to earlier termination pursuant to the provisions hereof.

       b) Lessee shall have the option to extend the Term of this Lease for one additional period of two (2) years (the "Extension Period"), provided that Lessee (i) shall exercise said option by notice to Lessor given pursuant to Paragraph 16 of this Lease at least six months prior to the expiration of the Initial Term of the Lease, (ii) shall not be in default beyond any applicable notice or grace period under any of the terms of this Lease at the expiration of the Initial Term of this Lease. Said Extension Period shall be upon the same terms, covenants and conditions as are contained in this Lease except that the Fixed Rent shall be Three Hundred Thirty Thousand Dollars ($330,000.00) per annum, payable in equal monthly installments in advance on the first day of each month beginning April 1, 2001.

    3. The Fixed Rent for the period from December 1, 1997 through March 31, 2001 shall be One Million Dollars ($1,000,000.00), payable as follows on the first day of each calendar month:

       a) During the period from December 1, 1997 through November 30, 1998, in equal monthly installments of Twenty Thousand Eight Hundred and Thirty Three Dollars ($20,833.00);

       b) During the period from December 1, 1998 through March 31, 2000, in equal monthly installments of Twenty Five Thousand Dollars ($25,000.00); and

       c) During the period from April 1, 2000 through March 31, 2001, in monthly installments of Twenty Nine Thousand One Hundred and Sixty Seven Dollars ($29,167.00).

It is further agreed that the Fixed Rent for the last two months of the Term in the amount of $58,334.00, has been paid in advance as of the date hereof.

    4. There is hereby deleted from the lease, Paragraph 23, entitled ("Option to Purchase").

    5. Clause (iii) of Paragraph 8 of the Second Amendment to Lease dated March 1, 1989 (which added an additional paragraph to Paragraph 8 of the Lease dated July 10, 1985) is hereby deleted and the following substituted




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therefor:

    "Lessee shall, at Lessor's request, remove at the expiration or termination of this Lease, any structural items installed after the date of this Fourth Amendment to Lease, by Lessee or anyone claiming under Lessee, provided that Lessor shall have required such removal as a condition of giving consent to the construction or installation thereof. Lessee shall not, however, have the obligation to remove any non-structural item installed at any time during the term of the Lease, or any structural item installed prior to the date of the Fourth Amendment to Lease."

    6. There is added to the Lease a new Paragraph 23 as follows:

       "(23) Signage". Lessee shall have the right to erect signage on the premises, subject to the Town of Easton zoning by-law and all other applicable laws, and subject to Lessor's written approval, which shall not be unreasonably withheld or delayed. Said sign shall otherwise be governed by Paragraph 8 of the Lease.

    7. Lessee acknowledges and agrees that the following are its sole responsibility under the Lease and shall be accomplished by Lessee promptly hereafter:

       a) Repair sidewalk in front of building;
       b) Complete painting of columns in front of building;
       c) Carry out improved landscape maintenance around the building; and
       d) Sweep the parking lot.

    8. The following Subparagraph (f) shall be added to Paragraph 8 of the Lease:

       "(f) Lessor's Right of Entry and Self Help. Lessee agrees during the Term to permit Lessor, upon reasonable notice (except in the case of emergency), and subject to Lessee's reasonable security requirements, to enter upon the premises, to perform the obligations of Lessor under this Lease, and in order to inspect the same with respect to a Lessee's compliance with provisions hereof, to show same to prospective lenders, and, during the final six months of the Term to show same to prospective tenants. In addition, if Lessee fails to perform any repair or maintenance work required of it hereunder, the Lessor, after reasonable notice, shall have the right to perform same, charging the entire cost to Lessee, to be paid by Lessee in full on demand. Further, for a period of six months prior to the expiration or sooner termination of the Term hereof, Lessor may place upon the premises "For Lease" signs, which Lessee agrees not to disturb.

    In all respects not inconsistent with the foregoing, the Lease shall remain in full force and effect in accordance with its terms, Lessor and Lessee hereby specifically acknowledging and agreeing that the First Amendment to Lease and the Third Amendment to Lease have been superseded in their entirety, and that accordingly the Lease now consists of the Lease dated as of July 10, 1985 as amended by the Second Amendment to lease dated March 1, 1989 and this Fourth Amendment to Lease.

    Executed under seal as of the 26th day of November, 1997.

                                       SANDPY REALTY TRUST

                                       /s/ Simon D. Young
                                       ------------------------------------
                                       Simon D. Young, Trustee
                                       and not individually

                                       SC CORPORATION

                                       /s/ Stephen M. O'Hara
                                       ------------------------------------
                                       Its President




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